As filed with the Securities and Exchange Commission on March 30, 2009.

Registration No. 333-33938

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVEWIRE MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2814586
(State or other jurisdiction of	(I.R.S Employer Identification
incorporation or organization)	Number)

One Monarch Drive
Suite 203
Littleton, MA  01460
(978) 742-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eugene DiDonato, Esq.
Vice President and General Counsel
c/o LiveWire Mobile, Inc.
One Monarch Drive
Suite 203
Littleton, MA  01460
(978) 742-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James R. Kasinger, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-33938) of LiveWire Mobile, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 3, 2000, as amended (the “Registration Statement”) and pertaining to the registration of 490,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The Company hereby removes from registration all such shares of Common Stock that remain unsold under the Registration Statement as of the time of filing of this Post-Effective Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Massachusetts, on March 30, 2009.

LIVEWIRE MOBILE, INC.

	By:	/s/ JOEL HUGHES
Joel Hughes
Chief Executive Officer and
Chairman of the Board of Directors
Date: March 30, 2009

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ JOEL HUGHES	Chief Executive Officer and	March 30, 2009
Joel Hughes	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ TODD D. DONAHUE	Chief Financial Officer	March 30, 2009
Todd D. Donahue	(Principal Financial and Accounting Officer)

/s/ THOMAS R. DUSENBERRY	Director	March 30, 2009
Thomas R. Dusenberry

/s/ W. FRANK KING, PH.D.	Director	March 30, 2009
W. Frank King, Ph.D.

/s/ ROBERT M. PONS	Director	March 30, 2009
Robert M. Pons

/s/ PAMELA D.A. REEVE	Director	March 30, 2009
Pamela D.A. Reeve

/s/ JILL C. THOERLE	Director	March 30, 2009
Jill C. Thoerle

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